UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2025

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101

Portland, OR 97224

(503) 601-4545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The Offering

On March 24, 2025, Pixelworks, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with several purchasers (the “Purchasers”) pursuant to which the Company agreed to issue and sell, in a registered direct offering, an aggregate of 1,970,106 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $0.736 per share, the closing price of the Company’s Common Stock on March 24, 2025 (the “Offering”). The Company expects to receive aggregate gross proceeds from the Offering of approximately $1.45 million before deducting related offering expenses.

The Offering is expected to close on or about March 25, 2025, subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers, and customary indemnification rights and obligations of the parties.

The Shares were offered by the Company pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-275569), including the related prospectus, that was filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2023 and amended on each of November 16, 2023, January 5, 2024, February 2, 2024 and February 9, 2024 and declared effective on February 13, 2024, as supplemented by a prospectus supplement dated March 24, 2025.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Purchase Agreement which is incorporated herein by reference.

In connection with the Offering, the Company engaged Arcadia Securities, LLC (“Arcadia”), a broker-dealer registered with the SEC and a member of FINRA pursuant to a finder’s agreement to introduce the Company to investors. Arcadia introduced the Company to three investors, which subscribed for an aggregate of 1,290,759 shares of common stock in the Offering which represents total gross proceeds to the Company of approximately $950,000. For its services, Arcadia will receive a finder’s fee equal to 2.5% of the amount invested by these investors, which is approximately $23,750.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Tonkon Torp LLP relating to the legality of the issuance and sale in the Offering of the Shares is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Current Report on Form 8-K are forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the consummation of the Offering and the expected timing thereof; the satisfaction of closing conditions with respect to the Offering; the expected amount of gross proceeds; and the Company’s expectations regarding the use of net proceeds from the offering. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, market and other conditions. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made, except as required by law. You should review additional disclosures we make in our filings with the SEC, including our Annual Report on Form 10-K. You may access these documents for no charge at http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Tonkon Torp LLP.

10.1	Form of Common Stock Purchase Agreement, dated as of March 24, 2025, between Pixelworks, Inc. and the Purchasers.

23.1	Consent of Tonkon Torp LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 25, 2025	PIXELWORKS, INC.

	By:	/s/ Haley F. Aman
Haley F. Aman
Chief Financial Officer